Exhibit 99.1

1 N. Brentwood Blvd., 15th Floor St. Louis, Missouri 63105 Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Belden to Acquire Tripwire, a Leader in Cybersecurity, for $710 million

St. Louis, Missouri – Dec. 9, 2014 – Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission-critical applications, today announced it has signed a definitive agreement to acquire Tripwire for $710 million in cash. Tripwire, a leading global provider of advanced threat, security and compliance solutions, will bring an important element to Belden’s portfolio. Together, the companies will work to deliver the next generation of cybersecurity solutions that can be deployed across enterprise, industrial, and broadcast markets.

“As a leading supplier of signal transmission solutions for mission-critical networking applications, this acquisition is an important and natural extension of Belden’s capabilities,” said John Stroup, President and CEO of Belden.

Tripwire, a leader in security and vulnerability management, enables enterprises, service providers, manufacturers, and government agencies to confidently detect, prevent, and respond to growing security threats. In September, Belden and Tripwire announced a joint initiative to improve critical infrastructure cybersecurity in manufacturing organizations. The partnership provided comprehensive cybersecurity solutions tailored to specific customer requirements.

“We look forward to incorporating Tripwire technology into selected Belden products and providing Tripwire with access to existing Belden customers that are anxious to improve the robustness and security of their networks,” adds Stroup. “This positions Belden as a leader in helping customers deploy and secure the ‘Internet of Things.’”

This transaction is instantly accretive with an expected impact to adjusted income from continuing operations per diluted share of $0.65 in 2015. Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. A GAAP to non-GAAP reconciliation is included in this release.

A full discussion of this transaction and its potential financial impact on Belden’s consolidated results will occur tomorrow at 8:30 am EST. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-417-8465; the dial-in number for participants outside the U.S. is 719-325-2495. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

This transaction is expected to close in the first quarter of 2015 and is subject to customary closing conditions. Tripwire is a Thoma Bravo, LLC company.

About Belden

Belden Inc., a global leader in high-quality, end-to-end signal transmission solutions, delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com; follow us on Twitter @BeldenInc.

www.Belden.com

Learn More about Tripwire: Additional Resources

The Tripwire Prescriptive Guide to Operational Excellence

http://www.Tripwire.com/register/the-prescriptive-guide-to-operational-excellence/

Tripwire Vulnerability Intelligence: Enabling Adaptive Threat Protection

http://www.Tripwire.com/register/Tripwire-vulnerability-intelligence-enabling-adaptive-threat-protection/

How Tripwire Ruined My Night and Saved My Year

https://www.youtube.com/watch?v=ym_7p4oKdsY

For more information, contact:

Matt Tractenberg	Eric Ehlers
Investor Relations	Corporate Communications
314-854-8089	314-854-8045
Matthew.Tractenberg@belden.com	Eric.Ehlers@belden.com

www.Belden.com	Page 2 of 2

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2015 ESTIMATED FINANCIAL IMPACT OF TRIPWIRE ACQUISITION

Year Ended December 31, 2015
Adjusted revenues	$165 million
Deferred revenue adjustments	($44 million )

GAAP revenues	$121 million

Adjusted income from continuing operations per diluted share	$0.65
Deferred gross profit adjustments	($0.62)
Acquisition integration costs	($0.03)
Amortization of intangible assets and other effects of purchase accounting	*

GAAP income (loss) from continuing operations per diluted share	*

*	The estimated impact of amortization of intangibles and other effects of our purchase accounting process are not yet available. These amounts will be determined in connection with the use of a third party valuation specialist.

Our estimated financial impact of the Tripwire acquisition for revenues and income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2015. The estimated financial impact is based on management’s best estimate prior to closing the acquisition, including preliminary estimates of the effects of purchase accounting. Our actual results will be impacted by the completion of the purchase accounting process. In addition, our actual results may be impacted by other additional events for which information is not available, such as asset impairments, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, and other gains (losses) related to events or conditions that are not yet known.

1 N. Brentwood Blvd., 15th Floor St. Louis, Missouri 63105 Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Forward-Looking Statements

Certain statements in this communication and the attachments may constitute “forward-looking statements.” Such statements relate to a variety of matters, including: the operations of the businesses of Belden and Tripwire separately and as a combined entity; the timing and consummation of the proposed transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions; and other statements that are not historical fact (such as future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures). These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Belden and Tripwire regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Belden nor Tripwire undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the risk that the businesses will not be integrated successfully; the loss of senior management or key employees of Belden or Tripwire; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); developments beyond the companies’ control, including: changes in domestic or global economic conditions, competitive conditions and consumer preferences; natural disasters; international, political or military developments; and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Belden for the year ended December 31, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Belden.

Belden’s proposed acquisition of Tripwire is subject to customary closing conditions; as such, there can be no assurance that the acquisition will occur or that it will be successful.

www.Belden.com